UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2025
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RALLYBIO CORPORATION
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40693	85-1083789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	234 Church Street, Suite 1020 New Haven, Connecticut	06510
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 203 859-3820
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On March 13, 2025, Rallybio Corporation (the “Company”) and TD Securities (USA) LLC (“TD Cowen”) entered into Amendment No. 1 (the “Amendment”) to the Sales Agreement dated August 8, 2022 (as amended, the “Sales Agreement”), which Amendment reduced the amount of the Company’s common stock, par value $0.0001 per share (the “Shares”), that can be sold by the Company under the Sales Agreement, from an aggregate offering price of up to $100,000,000 to an aggregate offering price of up to $9,550,000.

Subject to the terms and conditions of the Sales Agreement, TD Cowen will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has provided TD Cowen with customary indemnification rights, and TD Cowen will be entitled to a commission of up to 3.0% of the gross proceeds of the Shares sold under the Sales Agreement.

Sales of the Shares will be made pursuant to a previously filed and effective registration statement on Form S-3 (File No. 333-266668). Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Sales of the Shares, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Global Select Market or any other trading market for our common stock. If authorized by us in writing, TD Cowen may purchase Shares as principal. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. As of the date of this report, the Company has sold $0 of Shares under the Sales Agreement.

Pursuant to Instruction I.B.6 General Instruction I.B.6 of Form S-3, in no event will the Company sell Shares with a value exceeding more than one-third of the Company’s “public float” (the aggregate market value of the Company’s outstanding common stock held by non-affiliates) in any twelve-month period so long as the Company’s public float remains below $75.0 million. The Company has not offered any securities pursuant to Instruction I.B.6 during the prior twelve calendar month period that ends on and includes the date of this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the terms of the Amendment does not purport to be a complete statement of the rights and obligations of the parties under the Amendment and the transactions contemplated thereby, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
1.1	Amendment No. 1 to Sales Agreement, dated March 13, 2025, by and between Rallybio Corporation and TD Securities (USA) LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALLYBIO CORPORATION

Date:	March 13, 2025	By:	/s/ Jonathan I. Lieber
Jonathan I. Lieber Chief Financial Officer and Treasurer